EXHIBIT 99.2

DPI OF ROCHESTER, LLC

Financial Statements
as of December 31, 2007 and 2006
Together with
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

February 27, 2009

To the Members of
DPI of Rochester, LLC:

We have audited the accompanying consolidated balance sheet of DPI of Rochester, LLC (a New York Limited Liability Company) and its variable interest entity, DPI Commercial Real Estate, LLC, as of December 31, 2007 and the related consolidated statements of operations and changes in members’ equity (deficit), and cash flows for the years then ended, and the accompanying balance sheet of DPI of Rochester, LLC, as of December 31, 2006 and the related statements of operations and changes in members’ equity (deficit), and cash flows for the year then ended and the related consolidated statements of operations and changes in members’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of DPI of Rochester, LLC and its variable interest entity, DPI Commercial Real Estate, LLC, as of December 31, 2007, and the results of its consolidated operations and its consolidated cash flows for the year then ended and the financial position of DPI of Rochester, LLC as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that DPI of Rochester, LLC will continue as a going concern.  As described in Note 3, on November 6, 2008, the DPI of Rochester, LLC filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code and was authorized to continue managing and operating the business as a debtor in possession subject to the control and supervision of the Bankruptcy Court.  Those conditions raise substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Bonadio & Co., LLP
Pittsford, New York

DPI OF ROCHESTER, LLC

BALANCE SHEETS

	Consolidated		Consolidated
	December 31,	December 31,	September 30,
	2007	2006	2008

ASSETS

CURRENT ASSETS:
Cash	$419	$183,468	$2,655
Accounts receivable	1,291,291	1,016,364	981,079
Inventory	56,436	74,311	40,942
Work-in-process	64,960	88,779	138,655
Prepaid expenses	—	11,338	6,194
Total current assets	1,413,106	1,374,260	1,169,525

PROPERTY AND EQUIPMENT:
Land	75,000	—	75,000
Building	1,014,636	—	1,024,271
Manufacturing equipment	3,127,571	1,781,367	3,057,016
Furniture and fixtures	24,104	9,788	24,104
Leasehold improvements	162,407	131,440	227,247

	4,403,718	1,922,595	4,407,638

Less: Accumulated depreciation and amortization	(602,017)	(558,203)	(1,027,147)

Total property and equipment	3,801,701	1,364,392	3,380,491

OTHER ASSETS:
Deferred financing costs, net	20,548	47,438	20,146
Security deposits and other assets	16,617	41,921	15,819
Goodwill	—	442,861	—

Total other assets	37,165	532,220	35,965

	$5,251,972	$3,270,872	$4,585,981

The accompanying notes are an integral part of these statements.

	Consolidated		Consolidated
	December 31,	December 31,	September 30,
	2007	2006	2008
			(Unaudited)

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
Cash overdraft	$58,305	$—	$59,421
Line-of-credit	350,000	230,000	—
Current portion of notes payable	2,181,861	271,495	1,982,786
Accounts payable	1,471,841	833,265	1,454,156
Accrued payroll related liabilities	251,502	70,950	483,004
Other accrued liabilities	26,879	22,502	51,926
Deferred revenue	—	—	33,003
Current portion of capital lease obligations	952,243	138,689	804,179
Notes payable - former stockholders	—	44,976	—
Current portion of notes payable - related parties	219,388	20,000	303,823

Total current liabilities	5,512,019	1,631,877	5,172,298

LONG-TERM LIABILITIES:
Notes payable, net of current portion	779,542	708,369	770,035
Capital lease obligations, net of current portion	—	518,250	—
Notes payable - related parties, net
of current portion	—	7,361	—

Total long-term liabilities	779,542	1,233,980	770,035

Total liabilities	6,291,561	2,865,857	5,942,333

COMMITMENTS AND CONTINGENCIES	—	—	—

MEMBERS' EQUITY (DEFICIT)	(1,039,589)	405,015	(1,356,352)

	$5,251,972	$3,270,872	$4,585,981

The accompanying notes are an integral part of these statements.

DPI OF ROCHESTER, LLC

STATEMENTS OF OPERATIONS AND CHANGES IN MEMBERS' EQUITY (DEFICIT)

	Year Ended		Nine Months Ended
	December 31,		September 30,
	Consolidated		Consolidated
	2007	2006	2008	2007
			(Unaudited)
SALES:
Offset printing sales	$6,050,434	$5,811,112	$4,506,506	$4,461,724
Digital sales	1,519,809	402,872	1,350,563	1,002,994

Total sales, net	7,570,243	6,213,984	5,857,069	5,464,718

COST OF SALES	(5,959,651)	(4,236,412)	(4,437,714)	(4,280,293)

Gross profit	1,610,592	1,977,572	1,419,355	1,184,425

SELLING AND ADMINISTRATIVE
EXPENSES	(1,862,688)	(1,445,942)	(1,658,498)	(1,378,823)

Income (loss) from operations	(252,096)	531,630	(239,143)	(194,398)

OTHER INCOME (EXPENSES):
Interest expense	(232,538)	(178,620)	(263,097)	(155,196)
Gain (loss) on disposal of assets	(120,619)	—	(41,665)	300
Write-off of deferred financing costs	(40,661)	—	—	(40,661)
Miscellaneous income	60,026	24,763	42,934	22,240
Income tax expense	(1,020)	(909)	—	(1,020)
Impairment of goodwill	(557,910)	—	—	—

Total other expense, net	(892,722)	(154,766)	(261,828)	(174,337)

NET INCOME (LOSS)	(1,144,818)	376,864	(500,971)	(368,735)

MEMBERS' EQUITY - beginning of year	405,015	117,676	(1,039,589)	405,015

MEMBER CONTRIBUTIONS	100	—	211,196	100

MEMBER DISTRIBUTIONS	(299,886)	(89,525)	(26,988)	(186,997)

MEMBERS' EQUITY (DEFICIT) - end of year	$(1,039,589)	$405,015	$(1,356,352)	$(150,617)

The accompanying notes are an integral part of these statements.

DPI OF ROCHESTER, LLC

STATEMENTS OF CASH FLOWS

	Year Ended		Nine Months Ended
	December 31,		September 30,
	Consolidated		Consolidated
	2007	2006	2008	2007
			(Unaudited)
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$(1,144,818)	$376,864	$(500,971)	$(368,735)
Adjustments to reconcile net income (loss) to net cash
flow from operating activities:
Depreciation and amortization	448,157	314,135	435,246	310,581
Impairment of goodwill	557,910	—	—	—
Bad debt expense	27,618	10,755	3,398	2,009
Loss (gain) on disposal of fixed assets	120,619	—	41,665	(300)
Write-off of deferred financing costs	40,661	—	—	40,661
Changes in:
Accounts receivable	(302,545)	(320,069)	306,814	(284,473)
Inventories	41,694	(48,594)	(58,201)	(4,486)
Prepaid expenses	11,338	15,117	(6,194)	11,338
Security deposits and other assets	25,304	(29,337)	798	25,304
Accounts payable	638,576	126,384	(17,685)	399,098
Accrued payroll related liabilities	180,552	70,950	231,502	121,049
Other accrued liabilities	4,377	(73,176)	25,047	(8,083)
Deferred revenue	—	—	33,003	—

Net cash flow from operating activities	649,443	443,029	494,422	243,963

CASH FLOW FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(2,466,152)	(39,288)	(74,520)	(2,156,563)
Proceeds from sale of fixed assets	3,600	—	19,221	3,600
Purchase of business	(211,598)	—	—	—
Repayment of note receivable - related party	—	48,156	—	—

Net cash flow from investing activities	(2,674,150)	8,868	(55,299)	(2,152,963)

CASH FLOW FROM FINANCING ACTIVITIES:
Borrowing (repayment) on lines-of-credit, net	120,000	131,000	(350,000)	120,000
Cash overdraft	58,305	—	1,116	36,657
Proceeds from issuance of notes payable - related parties	221,598	27,361	126,906	13,465
Repayment of notes payable - related parties	(29,571)	—	(42,471)	(20,000)
Proceeds from issuance of notes payable	2,087,812	—	161,945	2,015,259
Repayment of notes payable	(106,273)	(255,823)	(370,527)	(81,534)
Payments of deferred financing costs	(20,860)	—	—	(20,860)
Repayment of notes payable - former stockholders	(44,976)	(46,387)	—	(36,618)
Member contributions	100	—	211,196	100
Member distributions	(299,886)	(89,525)	(26,988)	(186,997)
Repayment of capital lease obligations	(144,591)	(86,337)	(148,064)	(100,730)

Net cash flow from financing activities	1,841,658	(319,711)	(436,887)	1,738,742

NET CHANGE IN CASH	(183,049)	132,186	2,236	(170,258)

CASH - beginning of year	183,468	51,282	419	183,468

CASH - end of year	$419	$183,468	$2,655	$13,210

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Equipment financed with capital lease obligations	$439,895	$610,596	$—	$47,513

The accompanying notes are an integral part of these statements.

DPI OF ROCHESTER, LLC

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2007 AND 2006
(INFORMATION AS OF SEPTEMBER 30, 2008 AND 2007 AND FOR THE NINE MONTHS ENDED
SEPTEMBER 30, 2008 AND 2007 IS UNAUDITED)

1.	THE COMPANY

DPI of Rochester, LLC (DPI) was formed in 2004.  DPI is engaged primarily in the manufacturing of high quality graphic design, digital and offset printing for corporate and government customers.  As part of the manufacturing process, the Company also provides pre-press services.  DPI is located in Rochester, New York and engages in business with customers located primarily in western New York State.

DPI Commercial Real Estate, LLC (DPIRE) was formed in 2007. DPIRE is owned by the members of DPI. DPIRE owns the building in which DPI operates and leases it to DPI.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting
The consolidated financial statements of DPI have been prepared in conformity with accounting principles generally accepted in the United States.

Principles of Consolidation

The consolidated financial statements as of and for the year ended December 31, 2007 and as of and for the nine months ended September 30, 2008 and 2007 include the accounts of DPI and DPIRE, a variable interest entity required to be consolidated pursuant to Financial Accounting Standards Board Interpretation No. 46(R), “Consolidation of Variable Interest Entities,” (FIN 46R).  DPI and DPIRE are collectively referred to as the Company.  All significant intercompany accounts and transactions have been eliminated.

Variable Interest Entity

For a variable interest entity, the terms of the interest in the entity is assessed to determine the primary beneficiary as prescribed by FIN 46R.  The primary beneficiary of a variable interest entity is the party that absorbs a majority of the entity’s expected losses, receives a majority of its expected residual returns, or both, as a result of holding variable interests, which are the ownership, contractual or other pecuniary interests in an entity that change with changes in the fair value of the entity’s net assets excluding variables interests.

DPIRE was formed in 2007 primarily to own and operate the building in which DPI operates.  The two members of DPI own 100% of the membership interests in DPIRE and control its operations.  Because of the common control between DPI and DPIRE and due to guarantees of DPIRE’s mortgages, DPI is exposed to the risk that it may be required to subsidize losses of DPIRE.  DPI leases the building for all of its operations from DPIRE who qualifies as a variable interest entity.  The sole purpose of DPIRE is leasing the building to DPI.  Since DPI is the primary beneficiary of the entity, the financial statements of DPIRE are included in DPI’s consolidated financial statements.  The entity’s assets are comprised primarily of fixed assets which are collateral for the entity’s borrowings.  At December 31, 2007, the assets of DPIRE totaled approximately $1,100,000, which consisted primarily of real property, and the carrying amount of its obligations was approximately $862,908, which consisted primarily of real property mortgages.  The maximum exposure for DPI would be $862,908, the amount of DPIRE’s outstanding obligations.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unaudited Interim Financial Information

The accompanying interim balance sheet, statements of operations and changes in member’s equity (deficit), and cash flows for the nine months ended September 30, 2008 and the accompanying interim statements of operations and changes in member’s equity (deficit) for the nine months ended September 30, 2007, are unaudited.  The unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and in accordance with Article 10 of Regulation S-X.  In the opinion of management, these consolidated financial statements contain all normal and recurring adjustments necessary to present fairly the financial position at September 30, 2008, and the Company’s results of operations and cash flows for the nine months ended September 30, 2008 and 2007.  The results for the nine months ended September 30, 2008 and 2007 are not necessarily indicative of the results to be expected for the full year.  The information contained in these notes to the consolidated financial statements relating to the interim periods ended September 30, 2008 and 2007 is unaudited.

Cash

Cash includes bank deposits.  At times, bank balances may exceed federally insured limits.  The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risk with respect to cash.

Accounts Receivable

The Company provides credit in the normal course of business to the majority of its customers.  The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral.  Management closely monitors outstanding balances and writes off amounts that it believes are uncollectible after reasonable collection efforts have been made.  The Company maintains an allowance for doubtful customer accounts for estimated losses resulting from the inability of its customers to make required payments.  No allowance for doubtful accounts was considered necessary at December 31, 2007 and 2006 and September 30, 2008 and 2007 (unaudited).

Inventory and Work-in-Process

Inventory is stated at the lower of cost, determined on a first-in, first-out basis, or market, and consists primarily of ink, paper, plates, film, and approval materials.  Work-in-process consists of materials, labor and supplies that have been utilized in the manufacturing process for a custom job that has not been completed or shipped.

Property and Equipment

Property and equipment is stated at cost.  Expenditures for repairs are charged against operations.  Renewals and betterments that materially extend the life of the assets are capitalized.  Depreciation is computed for financial reporting purposes using the straight-line method over the estimated useful lives as follows:

Manufacturing equipment and furniture and fixtures	3 - 7 years
Leasehold improvements	10 - 39 years

Depreciation expense totaled $441,068 and $297,871 for the years ended December 31, 2007 and 2006, respectively, and $434,844 (unaudited) and $303,626 (unaudited) for the nine months ended September 30, 2008 and 2007, respectively.

Deferred Financing Costs

Deferred financing costs are amortized on a straight-line basis, which approximates the effective interest method over the term of the related debt.  During 2007, DPI refinanced the debt related to these deferred financing costs.  Accordingly, the remaining balance of $40,661 was written-off during 2007.  The write-off is included in other expense on the accompanying statement of operations.  Amortization expense amounted to $7,089 and $16,264 for the years ended December 31, 2007 and 2006, respectively, and $402 (unaudited) and $6,955 (unaudited) for the nine months ended September 30, 2008 and 2007, respectively.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Goodwill

Goodwill represents the excess of the cost of the assets acquired over the fair value of the net assets acquired.  Goodwill is evaluated annually or at other times if events have occurred or circumstances exist that indicate the carrying value of goodwill may no longer be recoverable. The fair value of each reporting unit is compared to its carrying value.  Fair value was determined using the income approach which is based on the present value of estimated future cash flows.  If the fair value exceeds the carrying value of the net assets including goodwill, goodwill is not impaired.  If the carrying value of the net assets including goodwill exceeds the fair value, the implied fair value of the goodwill is determined.  If the carrying value of the goodwill exceeds its implied fair value, an impairment loss has occurred and an impairment loss is recognized.  As a result of this testing, an impairment charge of $557,910 was recorded in 2007.

.
Capital Lease

The Company leases printing equipment under various capital lease arrangements.  The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset at the time the lease is entered into.

Revenue Recognition
The Company recognizes revenue from the sale of products when the product is shipped to customers.

Sales Taxes
In June 2006, the Financial Accounting Standards Board ratified Emerging Issues Task Force Issue No. 06-3 (“EITF 06-3”), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross Versus Net Presentation).”  The scope of EITF 06-3 includes any tax assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer.  This issue provides that the presentation of taxes on either a gross basis (included in revenues and costs) or a net basis (excluded from revenues) is an accounting policy decision that should be disclosed.  If such taxes are reported on a gross basis, and are significant, entities should disclose the amount of those taxes.  The Company adopted EITF 06-3 in 2007 and consistent with its historical accounting policies has presented sales net of tax collected.

Shipping and Handling Costs
Shipping and handling fees charged to customers are included in revenue and the related costs are recorded as a component of cost of sales.

Advertising

The Company expenses all advertising costs as incurred.  Advertising expense was $8,392 and $2,058 for the years ended December 31, 2007 and 2006, respectively, and $6,148 (unaudited) and $7,807 (unaudited) for the nine months ended September 30, 2008 and 2007, respectively.

Income Taxes

The Company has elected to be treated as a Partnership for Federal and New York State Income tax purposes.  As a result of this election, the profit or loss of the Company is reported directly on the members' individual income tax return.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)
In June 2006, the Financial Accounting Standards Board (FASB) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109, Accounting for Income Taxes (FIN 48).  This interpretation addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements, and applies to all entities, including pass-through entities.  In accordance with FASB Staff Position No. FIN 48-3, the Company has elected to defer the application of FIN 48 until 2009, and currently accounts for evaluating uncertain tax positions in accordance with generally accepted accounting principles related to accounting for contingencies.  The Company is currently evaluating the impact of adopting the provisions of FIN 48, but does not anticipate it will have a material effect on its financial statements.

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  Actual results could differ from those estimates.

3.	SUBSEQUENT EVENT

The Company experienced significant losses and cash flow problems in both 2007 and 2008.  In September 2008, DPI’s bank called its line-of-credit (see Note 5).  On November 6, 2008, DPI filed a petition for relief under Chapter 11 of the Federal bankruptcy laws in the United States Bankruptcy Court.  Under Chapter 11, certain claims against DPI in existence prior to the filing of the petition for relief are stayed while DPI continues business operations as debtor-in-possession.

On November 6, 2008, Secuprint Inc., a wholly owned subsidiary of Document Security Systems, Inc., entered into an Asset Purchase Agreement with DPI to acquire the assets of DPI, subject to Bankruptcy Court approval.  On December 17, 2008, the Asset Purchase Agreement was approved, upon which Secuprint, Inc. acquired substantially all of the assets of DPI.  The purchase price was approximately $940,000 plus the right to assume certain equipment leases.

The acquisition did not include any of the assets or liabilities of DPIRE.

4.	ACQUISITION OF RYAN PRINTING

During October 2007, DPI acquired certain assets of Ryan Printing.  In addition, the former owner of Ryan Printing became an employee of the Company.  The Company did not assume any of the liabilities of Ryan Printing.  The acquisition was funded by three notes with the former owner (see Note 8).  The following summarizes the estimated fair values of the assets acquired on October 1, 2007:

Manufacturing equipment	$95,000
Supplies	1,549
Goodwill	115,049

Total assets acquired	$211,598

The goodwill associated with the purchase was considered impaired and was written off as of December 31, 2007 (see Note 2).

5.	LINE-OF-CREDIT

The Company had a line-of credit agreement with a bank under which it could borrow up to $350,000.  During September 2008, the bank called the line-of-credit and DPI repaid it in full at which point the line-of-credit agreement was terminated.

The balance outstanding under the terms of the line-of-credit as of December 31, 2007 and 2006 was $350,000 and $230,000, respectively.  Interest was payable at the bank's prime rate (7.25% at December 31, 2007) plus 1/2%.  All Company assets were pledged as collateral on the line-of-credit with a second security interest in machinery and equipment.  A member of the Company personally guaranteed the line-of credit.

The weighted average balance on the line-of-credit was approximately $282,000 and $136,000 for 2007 and 2006, respectively.  The weighted average balance on the line-of-credit was $312,000 (unaudited) for the nine months ended September 30, 2008.

The weighted average interest rate on the line-of-credit was 8.55% and 8.46% for 2007 and 2006, respectively.  The weighted average interest rate on the line-of-credit was 5.94% and 8.70% for the nine months ended September 30, 2008 and 2007, respectively.

6.	NOTES PAYABLE

DPI of Rochester, LLC
Notes payable related to DPI consisted of the following at:

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Small Business Administration (SBA) note payable to a bank in monthly installments of $1,851 including interest at 4% through November 27, 2012. The note was assumed by the Company as part of an acquisition and bears an original date of November 27, 2002. All assets of the Company are pledged as collateral and a member of the Company has personally guaranteed the note. Additionally, a former stockholder personally guaranteed the note. The note was repaid during 2008.	$99,594	$115,853	$—

Note payable to a finance company in monthly installments of $25,689, including interest at 7.88% through October 2015. The note is collateralized by the related equipment. Additionally, both members have personally guaranteed the note.	1,811,295	—	1,727,155

Note payable to a finance company in monthly installments of $3,129, including interest at 4% through July 2013. The note is collateralized by the related equipment.	187,606	—	164,770

6.	NOTES PAYABLE (Continued)

DPI of Rochester, LLC (Continued)

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Note payable to a finance company in monthly installments of $25,702, including interest at the prime rate (8.25% at December 31, 2006) plus 2%. The note was refinanced during 2007.	—	864,011	—

	2,098,495	979,864	1,891,925

Less: Current portion	(2,098,495)	(271,495)	(1,891,925)

	$—	$708,369	$—

Based on DPI’s subsequent bankruptcy (see Note 3), all of DPI’s debt was classified as current at December 31, 2007 and September 30, 2008 (unaudited).

DPI Commercial Real Estate, LLC

During 2007, DPIRE purchased a commercial property in Rochester, New York.  The purchase was financed through two loans with the same financial institution.  The first loan was a mortgage of $485,000, which was used to finance the initial purchase.  The second loan was a promissory note (gap loan), under the terms of which the Company could borrow up to $380,000 to finance renovations to the property.  During 2008, both loans were refinanced into a new mortgage totaling $780,000.  DPIRE’s financing arrangements are summarized as follows:

	12/31/2007	9/30/2008
		(Unaudited)

During 2007, DPIRE borrowed $485,000 under the terms of a Mortgage with a financing institution payable in monthly installments of $3,752 including interest at 7.89% through May 2032. The mortgage is collateralized by the related building and is guaranteed by both members of the Company and by DPI. The note was refinanced during 2008.	$482,908	$—

During 2007, DPIRE entered into a “gap loan” promissory note agreement with a financing institution, under which the Company could borrow up to $380,000 to finance renovations to the related real property. The note required a balloon payment due June 2008 and bore interest at the prime rate plus 1%. The note was collateralized by the related building and is guaranteed by both members of the Company and by DPI. The note was refinanced during 2008.	380,000	—

During 2008, the DPIRE refinanced its two notes payable above into a $780,000 mortgage. The mortgage requires monthly payments of $6,300 through May 2032 and bears interest at 8.27%. The mortgage is collateralized by the related building and is guaranteed by both members of the Company and by DPI.	—	779,542

6.	NOTES PAYABLE (Continued)

DPI Commercial Real Estate, LLC (Continued)

	12/31/2007	9/30/2008
		(Unaudited)

During March 2008, DPIRE signed a promissory note of $159,635 with a contractor to finance building renovations. The note requires an initial payment of $50,000 and monthly payments thereafter of $8,000 through February 2009 with all unpaid principal and interest due March 2009. The note bears interest at an annual rate of 8%.	—	81,354

	862,908	860,896

Less: Current portion	(83,366)	(90,861)

	$779,542	$770,035

Future maturities of notes payable for DPIRE are as follows for the years ending September 30:

2009	$90,861
2010	10,352
2011	11,271
2012	12,272
2013	13,361
Thereafter	722,779
$860,896

7.	CAPITAL LEASE OBLIGATIONS

Capital lease obligations, all of which are with DPI, consisted of the following at:

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Lease agreement with a leasing company for equipment beginning October 2007. The lease requires monthly installments of $7,193 including interest at 7.75% through March 2013. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	$356,869	$—	$314,338

Lease agreement with a leasing company for equipment beginning May 2006. The lease requires monthly installments of $7,128 including interest at 7.25% through April 2011. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	252,607	317,260	206,834

7.	CAPITAL LEASE OBLIGATIONS (Continued)

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Lease agreement with a leasing company for equipment beginning December 2006. The lease requires monthly installments of $1,588 including interest at 11.69% through December 2011. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	60,668	71,023	54,694

Lease agreement with a leasing company for equipment beginning December 2006. The lease requires monthly installments of $1,732 including interest at 11.05% through December 2010. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	52,865	66,950	42,577

Lease agreement with a leasing company for equipment beginning July 2005. The lease requires monthly installments of $1,658 including interest at 8.94% through July 2010. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	45,752	59,617	34,934

Lease agreement with a leasing company for equipment beginning November 2006. The lease requires monthly installments of $920 including interest at 13.5% through December 2011. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	33,814	39,750	28,797

Lease agreement with a leasing company for equipment beginning April 2006. The lease requires monthly installments of $951 including interest at 10.84% through March 2011. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	31,806	38,726	27,838

7.	CAPITAL LEASE OBLIGATIONS (Continued)

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Lease agreement with a leasing company for equipment beginning November 2007. The lease requires monthly installments of $1,130 including interest at 9.04% through October 2010. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	31,115	—	24,674

Lease agreement with a leasing company for equipment beginning December 2006. The lease requires monthly installments of $620 including interest at 11.69% through December 2011. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	23,694	27,738	21,361

Lease agreement with a leasing company for equipment beginning March 2007. The lease requires monthly installments of $555 including interest at 9.91% through December 2011. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	23,407	—	20,424

Lease agreement with a leasing company for equipment beginning February 2005. The lease requires monthly installments of $831 including interest at 7.94% through January 2010. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	19,086	27,188	14,055

Lease agreement with a leasing company for equipment beginning August 2007. The lease requires monthly installments of $536 including interest at 10.54% through July 2010. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	14,485	—	11,114

Lease agreement with a leasing company for equipment beginning September 2007. The lease requires monthly installments of $223 including interest at 10.01% through September 2009. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	4,097	—	2,539

7.	CAPITAL LEASE OBLIGATIONS (Continued)

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Lease agreement with a leasing company for equipment beginning April 2004. The lease requires monthly installments of $674 including interest at 13.50% through April 2008. The leased equipment collateralizes the lease. A member of DPI has guaranteed the lease.	1,978	8,687	—

	952,243	656,939	804,179

Less: Current portion	(952,243)	(138,689)	(804,179)

	$—	$518,250	$—

Interest rates on the capitalized leases were imputed based on the higher of the Company’s incremental borrowing rate at the inception of the lease or the lessor’s implicit rate of return.

The Company had $1,163,916, $746,659 and $1,182,954 of property and equipment held under capital lease arrangements with accumulated amortization of $290,667, $105,392, and $467,438 and a net book value of $873,249, $641,267, and $715,516 (unaudited) at December 31, 2007 and 2006 and September 30, 2008, respectively.  The assets are amortized over their estimated productive lives.  Amortization of assets held under capital leases is included in depreciation expense and amounted to $185,515 and $86,786 for the years ended December 31, 2007 and 2006, respectively, and $176,771 (unaudited) and $129,222 (unaudited) for the nine months ended September 30, 2008 and 2007, respectively.

Based on DPI’s subsequent bankruptcy (See Note 3), all of DPI’s capital lease obligations were classified as current as of December 31, 2007 and September 30, 2008 (unaudited).

8.	RELATED PARTY TRANSACTIONS

Notes Payable - Former Stockholders of Acquired Companies
Notes payable - former stockholders of acquired companies consisted of the following at:

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Note payable to a former stockholder of an acquired company dated December 15, 2004. The note calls for 36 monthly payments, commencing January 1, 2005, of $1,725, including interest at 6% per annum. The note is subordinate to bank loans.	$—	$18,433	$—

8.	RELATED PARTY TRANSACTIONS (Continued)

Notes Payable - Former Stockholders of Acquired Companies (Continued)

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

Note payable to a former stockholder of an acquired company dated December 15, 2004. The note calls for 36 monthly payments, commencing January 1, 2005, of $2,484, including interest at 6% per annum. The note is subordinate to bank loans.	—	26,543	—

	—	44,976	—

Less: Current portion	—	(44,976)	—

	$—	$—	$—

Notes Payable
Notes payable - related parties consisted of the following at:

	12/31/2007	12/31/2006	9/30/2008
			(Unaudited)

In November 2006 the wife of a member of DPI made an unsecured demand loan to DPI in the amount of $20,000. The note bears interest at a rate of 8.5% per annum. The note was repaid during 2007.	$—	$20,000	$—

Unsecured demand note payable to the majority owner of DPI.	21,331	7,361	148,237

In October 2007, DPI made three notes payable to the former owner of Ryan Printing in connection with the purchase of Ryan Printing (see Note 4). The former owner is now an employee of DPI. The notes require monthly installments ranging from $1,396 to $2,778, including interest at 7%, expiring at various times through September of 2014. The notes are collateralized by the equipment purchased.	198,057	—	155,586

	219,388	27,361	303,823

Less: Current portion	(219,388)	(20,000)	(303,823)

	$—	$7,361	$—

8.	RELATED PARTY TRANSACTIONS (Continued)

Ryan Printing Notes Payable

During 2008, DPI sold certain equipment that was originally purchased from Ryan Printing for $15,000.  The proceeds were used to pay down the notes payable to the former owner of Ryan Printing.  Immediately prior to DPI’s subsequent bankruptcy and asset purchase by Secuprint (see Note 3), the former owner of Ryan Printing reclaimed all of the remaining assets that were acquired by DPI via the purchase of Ryan Printing as DPI had defaulted on the notes payable.

9.	GRANT INCOME

During 2007, the DPI was awarded an economic development grant of $139,180 from a local utility company in Rochester, NY.  The grant was fully used during 2007 to pay for qualified electrical upgrades to the Company’s facilities.  No capital asset and no deferred revenue liability were recognized as part of this transaction.  Therefore, the Company is deferring the recognition of the grant revenue over the useful life (7 years) of the upgrades by reducing the related depreciation expense by the amount of the deferred revenue.

10.	OPERATING LEASES

DPI leased its former operating facility under a thirty-six month triple-net lease agreement expiring in December 2007.  The lease required monthly payments of $7,000 through 2006 and $7,500 through 2007.  The lease was terminated in December 2007.

DPI leased a machine under an operating lease.  The lease, which required a monthly payment of $2,580, was bought out in February 2007.

Rent expense under all operating leases was $90,021 and $117,505 for the years ended December 31, 2007 and 2006, respectively and $0 and $67,871 for the nine months ended September 30, 2008 (unaudited) and 2007 (unaudited), respectively.

11.	RETIREMENT PLAN

During 2007, DPI began a simple IRA retirement plan covering substantially all full-time employees.  Under the terms of the plan, DPI must match all employee contributions up to 3% of salary for any three years during a five-year cycle or to a minimum of 1% in any two out of five years.  DPI matched 1% during 2007.  DPI’s contributions to the plan were approximately $10,200 the year ended December 31, 2007 and approximately $25,600 for the nine months ended September 30, 2008 (unaudited).

12.	CASH FLOW INFORMATION

Cash paid for interest totaled $217,001 and $206,625 for the years ended December 31, 2007 and 2006, respectively and $244,921 (unaudited) and $215,850 (unaudited) for the nine months ended September 30, 2008 and 2007, respectively.

13.	CONCENTRATIONS

For the years ended December 31, 2007 and 2006, approximately 47% and 37%, respectively, of the Company’s sales were from two customers.  At December 31, 2007 and 2006, approximately 59% and 51%, respectively, of accounts receivable were outstanding from two customers.

For the nine months ended September 30, 2008, approximately 53% of the Company’s sales were from three customers.  For the nine months ended September 30, 2007, approximately 47% of the Company’s sales were from two customers.  At September 30, 2008 and 2007, approximately 51% and 60%, respectively, of accounts receivable were outstanding from two customers.

14.	NEW ACCOUNTING PRONOUNCEMENTS

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements” (“SFAS 157”), which was adopted in the first quarter of 2008 for financial assets and is effective in the first quarter of 2009 for non-financial assets.  This statement clarifies the definition of fair value, establishes a framework for measuring fair value, and expands the disclosures on fair value measurements. The adoption of SFAS 157 for financial assets did not have a material impact on the Company’s consolidated financial position, annual results of operations or cash flows.  The adoption of SFAS 157 for non-financial assets is not expected to have a material impact on the Company’s consolidated financial position, annual results of operations or cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141(R), “Business Combinations” (“SFAS 141(R)”), which is effective for the Company in fiscal year 2009.  SFAS 141(R) retains the fundamental requirements in Statement of Financial Accounting Standards No. 141, “Business Combinations” which requires that the acquisition method of accounting (formerly known as the purchase method) is used for all business combinations and changes the accounting treatment for certain acquisition related costs, restructuring activities, and acquired contingencies, among other changes.  SFAS 141(R) retains the guidance in SFAS 141 for identifying and recognizing intangible assets separately from goodwill.  This standard is required to be adopted for acquisitions consummated after December 31, 2008.  The adoption of SFAS 141(R) for non-financial assets is not expected to have a material impact on the Company’s consolidated financial position, annual results of operations or cash flows.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”), which amends the accounting for and disclosure of the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary.  This statement clarifies the definition and classification of a noncontrolling interest, revises the presentation of noncontrolling interests in the consolidated income statement, establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation, and requires that a parent recognize a gain or loss in net earnings (loss) when a subsidiary is deconsolidated. This statement also requires expanded disclosures in the consolidated financial statements that clearly identify and distinguish between the interests of the parent’s owners and the interests of the noncontrolling owners of a subsidiary.  SFAS 160 will be effective for the Company beginning in 2009.  The Company does not expect the adoption of SFAS 160 to have a material impact on the Company’s consolidated financial position, annual results of operations or cash flows.

14.	NEW ACCOUNTING PRONOUNCEMENTS (Continued)

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (“SFAS 161”), which amends the disclosure requirements for derivative instruments and hedging activities.  This statement requires that entities provide enhanced disclosures about how and why an entity uses derivative instruments, how those instruments are accounted for, and how derivative instruments affect the entity’s statements of financial position, operations or cash flows.  SFAS 161 will be effective for the Company beginning in fiscal 2009.  The Company does not expect the adoption of SFAS 161 to have a material impact on the Company’s consolidated financial position, annual results of operations or cash flows.

In May 2008, the FASB issued Statement of Financial Accounting Standards No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  It is effective November 15, 2008.  The Company does not expect the adoption to have a material effect on the Company’s consolidated financial position, annual results of operations or cash flows.